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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the registration statements (Nos. 333-152296, 333-191803, 333-192473, 333-186769 and 333-187929) of Cache, Inc. of our report dated March 25, 2014, relating to the consolidated financial statements and financial statement schedule of Cache, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Cache, Inc. and subsidiaries for the year ended December 28, 2013.

/s/ Mayer Hoffman McCann CPAs

(The New York Practice of Mayer Hoffman McCann P.C.)

New York, New York
March 25, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM